EXHIBIT 99.1

Arbinet Reports Second Quarter 2007 Results

New Brunswick, N.J., August 8, 2007 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX), reported financial results for the second quarter ended June 30, 2007.

Second quarter 2007 fee revenues were $12.5 million, an increase of 9% from $11.5 million in the same quarter 2006. A total of 3.48 billion minutes were bought and sold on Arbinet’s exchange in the second quarter 2007, an increase of 17% from 2.99 billion minutes in the second quarter 2006. Arbinet completed 465.4 million calls during the second quarter 2007, compared to 333.5 million for the same period of 2006, representing an increase of 40%. The average call duration on Arbinet’s exchange for the second quarter 2007 was 3.7 minutes per call compared to 4.5 minutes per call in the second quarter 2006.

Second quarter 2007 net loss was ($2.5) million or ($0.10) per share, compared to net loss of ($0.6) million or ($0.02) per share in the second quarter 2006. Current year operating results reflect charges of $0.8 million related to litigation matters and $1.0 million for severance costs related to management changes and headcount reductions in the Company’s core voice and data business. Current year results also include approximately $0.8 million of costs to support the Company’s digital media initiatives, including expenses related to Broad Street Digital Limited, which Arbinet acquired in December 2006. Second quarter 2006 results include $1.3 million of expenses related to Arbinet’s proxy contest in connection with its 2006 Annual Meeting of stockholders.

Roger H. Moore, interim Chief Executive Officer and President of Arbinet, commented, “Second quarter volumes on our core exchange tracked slightly lower than the first quarter, and in-line with recent historic trends. We were, however, able to achieve sequentially flat revenues, as we benefitted from stabilized pricing. Since assuming the CEO role, we have been working to improve financial performance and regain the company’s business momentum. We reduced headcount in our core voice and data business, and realigned our management team to focus our efforts on identified growth opportunities.”

“Looking forward, we expect third quarter revenue to comparable to the second quarter. Growth initiatives, settlement of litigation matters and recent cost reduction measures should improve financial performance in the second half of the year. Longer term, we are developing a multi-year plan to apply our technology and services to targeted markets, and will be working with our expanded Board of Directors to identify additional opportunities to increase shareholder value.”

Quarterly Conference Call

Arbinet will host a conference call to discuss its second quarter 2007 results, at 5:00 p.m. EDT today. The dial-in number for the live audio call is (201) 689-8562. A live webcast of the conference call can be accessed through the Company’s Investor Relations web site at www.arbinet.com. In addition, a replay of the call will be available from 8:00 p.m. on Wednesday, August 8, 2007 through 11:59 PM ET on Wednesday, August 22, 2007 at www.arbinet.com and by telephone at (201) 612-7415. The account number to access the replay is 3055 and the conference ID is 250055.

About Arbinet

Arbinet is a leading provider of solutions to simplify the exchange of digital communications in a converging world. The Company operates the world’s largest electronic market for trading, routing and settling communications capacity. Through its managed service offerings, Arbinet provides solutions to simplify the increased complexity of routing calls across traditional and VoIP networks.

Arbinet’s 900 voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2006. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

For more information about Arbinet’s solutions visit www.arbinet.com.

Contacts:
Jack Wynne, CFO Arbinet-thexchange, Inc. 1.732.509.9230	David Pasquale The Ruth Group 1.646.536.7006 dpasquale@theruthgroup.com

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This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: “believes,” “expects,” “may,” “will,” “should” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the ability of Arbinet to integrate its acquisition of Flowphonics Limited (now known as Broad Street Digital Limited); members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchangeSM, DirectAxcessSM, PrivateExchangeSM, Assured AxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; and Arbinet’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007, and other filings, which have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

ARBINET—THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Month Ended June 30,
	2006	2007	2006	2007
	($ in thousands, except per share data)
Trading revenues	$115,797	$122,109	$233,408	$251,629
Fee revenues	11,456	12,500	23,186	25,186

Total revenues	127,253	134,609	256,594	276,815
Cost of trading revenues	115,769	122,212	233,343	251,772

	11,484	12,397	23,251	25,043
Costs and expenses:
Operations and development	4,428	5,414	8,681	10,494
Sales and marketing	1,957	2,382	3,795	4,715
General and administrative	5,115	4,019	8,269	8,483
Depreciation and amortization	1,681	2,038	3,518	4,165
Severance charges	—	1,021	—	1,021
Provision for Litigation	(93)	790	(93)	1,940

Total costs and expenses	13,088	15,664	24,170	30,818

Loss from operations	(1,604)	(3,267)	(919)	(5,775)

Interest income (expense), net	731	659	1,378	1,420
Other income (expense), net	150	211	64	167

Income (loss) before income taxes	(723)	(2,397)	523	(4,188)
Provision for income taxes	(14)	76	(2)	162

Income (loss) from continuing operations	(709)	(2,473)	525	(4,350)
Discontinued operations:
Income from discontinued operations, net of income tax of $4	121	—	121	—

Net income (loss)	$(588)	$(2,473)	$646	$(4,350)

Basic earnings (loss) per share:
Continuing operations	$(0.03)	$(0.10)	$0.02	$(0.17)

Discontinued operations	$0.01	$—	$0.01	$—

Net income	$(0.02)	$(0.10)	$0.03	$(0.17)

Diluted earnings (loss) per share:
Continuing operations	$(0.03)	$(0.10)	$0.02	$(0.17)

Discontinued operations	$0.01	$—	$0.01	$—

Net income	$(0.02)	$(0.10)	$0.03	$(0.17)

Weighted average number of common shares
Basic	25,160,675	25,478,294	24,996,476	25,468,272
Diluted	25,160,675	25,478,294	25,687,748	25,468,272

ARBINET—THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2006	As of June 30, 2007
	($ in thousands, except per share data)
Assets
Current Assets:
Cash and cash equivalents	$32,986	$24,562
Marketable securities	30,051	27,205
Trade accounts receivable, net	34,809	29,783
Prepaids and other current assets	1,966	3,520

Total current assets	99,812	85,070

Property and equipment, net	23,828	23,565
Other long-term assets	8,882	8,779

Total Assets	$132,522	$117,414

Liabilities & Stockholders’ Equity
Current Liabilities:
Short-term debt obligations	$8,748	$3,151
Accounts payable	19,945	15,036
Deferred revenue	3,220	2,876
Accrued expenses and other current liabilities	10,418	11,311

Total current liabilities	42,331	32,374

Other long-term liabilities	3,260	2,962

Total Liabilities	45,591	35,336

Stockholders’ Equity	86,931	82,078

Total Liabilities & Stockholders’ Equity	$132,522	$117,414